BOSTON CAPITAL TAX CREDIT FUND IV, L.P.

MERIDIAN WEST POINT HOUSING, L.P.

CERTIFICATION AND AGREEMENT



	CERTIFICATION AND AGREEMENT made as of DecemberSeptember 1, 19986, by MERIDIAN HOUSING, L.P., a Mississippi limited partnership (the "Operating Partnership"); The New Life Ministry, Inc. (the "Administrative General Partner") and Intervest
Partners Corporation (the "Managing General Partner")
(collectively referred to as the "Operating General Partners") and Intervest Corporation (the "Original Limited Partner") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV, L.P., a
Delaware limited partnership (the "Investment Partnership"),
BOSTON CAPITAL ASSOCIATES IV, L.P., a Delaware limited partnership ("Boston Capital"), PERKINS, SMITH & COHEN, LLP. and certain other persons or entities described herein.

	WHEREAS, the Operating Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to a Amended and Restated Certificate & Agreement of Limited Partnership of the Operating Partnership dated as of December 1, 1998 the "Operating Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;

	WHEREAS, the Investment Partnership and Boston Capital have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment
Partnership in the Operating Partnership; and

	WHEREAS, Perkins, Smith & Cohen, LLP as counsel for the
Investment Partnership, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

	NOW, THEREFORE, to induce the Investment Partnership to enter into the Operating Partnership Agreement and become a limited partner of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the Operating General Partner and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership, Boston Capital, Perkins, Smith & Cohen, LLP and certain other persons hereinafter described.

	1. 	Representations, Warranties and Covenants of the
		Operating Partnership and the Operating General
		Partners

	The Operating Partnership and the Operating General Partner jointly and severally represent, warrant and certify to the Investment Partnership, Boston Capital, and Perkins, Smith &
Cohen, LLP. that, with respect to the Operating Partnership, as of the date hereof:

		1.01		The Operating Partnership is duly organized
and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership, the Operating
General Partner and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the Operating General
Partner and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or the Operating General Partner or Original Limited Partner are bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or the Operating General Partner or the Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the Operating General Partner and the
Original Limited Partner, enforceable against each of them in accordance with its terms.

		1.02   	The Operating General Partner has delivered
to the Investment Partnership, Boston Capital or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, Boston Capital or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. Since the date of the financial statements for the Operating General Partner, if any, previously delivered, there has been no material adverse change in the financial position of the Operating General Partner. The estimates of occupancy rates, operating expenses, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the Operating General Partner.

		1.03   	As of the date hereof, each of the
representations contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the Operating General Partner and the Original Limited Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with any of them in any capacity.

		1.04   	Each of the representations and warranties
contained in the Operating Partnership Agreement is true and correct in all material respects as of the date hereof.

		1.05   	Each of the material covenants and agreements
of the Operating Partnership and the Operating General Partner contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

		1.06   	All conditions to admission of the Investment
Partnership as the investment limited partner of the Operating
Partnership contained in the Operating Partnership Agreement have been satisfied.

		1.07   	No material default has occurred and is
continuing under the Operating Partnership Agreement or any of the Project Documents (as said term is defined in the Operating
Partnership Agreement) for the Operating Partnership.

		1.08   	The Operating General Partner agrees to take
all actions necessary to claim the Projected Credit, including, without limitation, the filing of Form(s) 8609 with the Internal
Revenue Service.

		1.09   	No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

		1.10   	The Operating Partnership has the sole
responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

		1.11   	The Operating Partnership, except to the
extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

		1.12   	No person or entity except the Operating
Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

		1.13   	No Operating General Partner is related in
any manner to the Investment Partnership, nor is any Operating
General Partner acting as an agent of the Investment Partnership.

		1.14   	The Apartment Complex contains no substance
known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenyls
(PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water
Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor the Operating General
Partner or Original Limited Partner have received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

		1.15   	The fair market value of the Apartment
Complex exceeds the total amount of indebtedness encumbering the Apartment Complex and is expected to continue to do so throughout the term of such indebtedness.

2.    Indemnification

		2.01   	The Operating General Partner (for purposes
of this Section 2.01, the "Indemnifying Parties" or, individually, an "Indemnifying Party") agree to indemnify and hold harmless the Investment Partnership and Boston Capital (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, leadbased paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenyls (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying
Party may otherwise have.

		2.02   	No Indemnifying Party shall be liable under
the indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to the other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified
Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

3.   Miscellaneous

		3.01   	This Certification and Agreement is made
solely for the benefit of the Operating Partnership, the Operating General Partner, the Original Limited Partner, Boston Capital, Perkins, Smith & Cohen, LLP, and the Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

		3.02   	This Certification and Agreement may be
executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

		3.03   	Terms defined in the Operating Partnership
Agreement and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership
Agreement.


	IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:

MERIDIAN HOUSING, L.P.

By:	The New Life Ministry, Inc.,
    Its general partner



	By:		/s/Nigel H. Cuffie
      Nigel H. Cuffie, its duly
      authorized President

By:	 Intervest Partners Corporation,
     Its general partner



	By:		/s/Rodney H. Dudley
      Rodney H. Dudley, its duly
     	authorized Vice-President


OPERATING GENERAL PARTNER:

The New Life Ministry, Inc.

By: /s/ Nigel H. Cuffie
    Nigel H. Cuffie, its duly
   	authorized President

Intervest Partners Corporation



By:	/s/ Rodney H. Dudley
    Rodney H. Dudley, its duly
    authorized Vice-President

ORIGINAL LIMITED PARTNER:

Intervest Corporation,


By:		/s/ Rodney H. Dudley
     Rodney H. Dudley, its duly
   	 authorized Vice-President



                            Exhibit A

                      MERIDIAN HOUSING, L.P.

                            FACT SHEET



1.	Sources and Uses of Funds

	A. Sources
	   Assumed Financing  			                $1,180,629
	   G.P. Capital				                     	$      100
	   I.L.P. Capital				                    $  444,136

			TOTAL SOURCES			                       $1,624,865

	B. Uses
	   Building Acquisition Cost		           $1,058,797
	   Construction Cost			                 	$  307,315
	   Land					                            	$   72,000
	   Soft Costs				                       	$   76,953
		Asset Mgmt. Reserve Escrow	            	$   18,000
		Social Services Escrow	               		$   15,000
		Operating Reserve Escrow              		$   40,000
	   Development Fee				                   $   36,800

			TOTAL USES			                         	$1,624,865


1.	Permanent Financing (Assumed)

	A.  Lender                              	RECD
	B.  Mortgage Amount:	                    $1,180,629
	C.  Loan Agreement:	                     December 9, 1998
	D.  Assumption Date:	                    December 9, 1998
	E.  Interest Rate:	                      ________%
	F.  Term:	                               36 years
	G.  Amortization:                       	__ years


2.	Eligible Basis:                      	$397,068  	  (Rehab.)
                                       		$1,058,797  (Acquisition)

3.	Qualified Basis: 	                    $397,068  	  (Rehab.)
	                                       	$1,058,797  (Acquisition)

4.	Operating General Partner
	Capital Contribution:  	                $100



5.	Working Capital Loan
	Amount:	                                $0

6.	Type of Credit:                      	3.57%		(Rehab.)
                                       		8.32%		(Acquisition)

7.	Rent-up Schedule:

 25% occupancy as of September 1, 1999
 50% occupancy as of October 1, 1999
 75% occupancy as of November 1, 1999
 100% occupancy as of December 1, 1999

8.   Projected Credit to the
Investment Partnership (99.99%)	        $672,933

                                      		A.    	$14,019 for 1999;
                                      		B.    	$67,293 per annum
                                               for each of the
                                               years 2000 through
                                               2008; and
                                      		D.    	$53,274 for 2009.

9.   Total Projected Credit to the
Operating Partnership (100%)	            $673,000

                                     	 	A.    	$14,021 for 1999;
                                      		B.    	$67,300 per annum
                                               for each of the years 2000
                                               through 2008; and
                                      		D.    	$53,279 for 2009.
10.	Tax Credit Approval:

	A.   Application:

	     1.   Date:	                       April 15, 1998
	     2.   Amount                      	$68,254

	B.   Reservation

	     1.  Date:	                         October 1, 1998
	     2.  Amount:	                       $68,254

11.  Apartment Complex:

	A.	Name:                              	Lauderdale County Properties
	B.	Address:                           	421 Willow Ridge Drive
                                      		Meridian, MS 39301
	C.	County:                            	Lauderdale
	D.	Type of Project:                   	Family

12.	Area	Median Income (1997):	$33,700

13.	Type of Apartments:

                      				Unit   		 Basic    	 	Utility     	Market
          		Number	       Sq. Ft.	  Rent	      	Allowance		  Rent

1-Bedroom	   12	         	 ___      $240	 	       $75		      $354
2-Bedroom  	 36*		         ___      $288	 	       $91	      	$402

* one unit is designted as the Manager's unit and, thus, unrentable.

14.	Annual Operating Expenses
   	(beginning 2001):			          	$95,620

15.	Replacement Reserve Account

	A. Annual:	$12,350
	B. Total:	$123,500

16.	Operating Reserves Escrow	   $40,000
	Social Services Escrow         	$15,000
	Asset Management Fee Escrow	    $18,000

17.	Amount of Annual Asset Management
   	to Boston Capital:          	$1,500 from Escrow Account

18.	Amount of Annual Partnership	$1,400
   	Management Fee

19.	Amount of Total Depreciable
	Base Allocated to Personal
	Property: 	$28,427 (2%)

20.	Completion Date:	_________, 19__

21.	Total Capital Contribution of
	Investment Partnership:	$444,136

22.	Schedule of Capital Contributions

	A. $288,705 	on the latest to occur of (i) Tax Credit Set
              Aside, (ii) closing of the Construction Mortgage Loan, (iii) receipt of commitment acceptable to Boston Capital for the Permanent Mortgage Loan, or (iv) Admission Date.

	B. $75,216 	 on the latest of (i) State Designation, (ii)
              Completion, (iii) Cost Certification, (iv) receipt of an updated title insurance policy and survey satisfactory to Investment Limited Partner or (v) receipt of updated insurance certificates satisfactory to the Investment Limited Partner;

 C. $75,215  	on the latest of (i) the Initial 100% Occupancy Date,
              (ii) Permanent Mortgage Commencement or (iii) Breakeven;

	D. $5,000   	on receipt of a tax return and audited financial
              statement for the year in which Breakeven occurred.

23.  Fees and Other Items to be paid from Capital Contributions

Construction and Development	Fee:     	$36,800

	Direct Development Costs:	            $389,336

	Asset Management Fee Escrow:         	$18,000


24A.  Managing General Partner:  	Intervest Partners
                               			Corporation

	Address:	                	       5750 I-55 N. Frontage
                           	      P.O. Box 12791
                               			Jackson, MS 39236

	Telephone Number:	(601) 956-6000

	Contact Person:	Rodney H. Dudley


24B.	Administrative General Partner:  	The New Life Ministry, Inc.

	Address:	                        	419 South State Street
                                			Jackson, MS

	Telephone Number:

	Contact Person:                   Nigel H. Cuffie


                                     			           Cash   Cash
                                     			           Flow   Flow
25.	Ownership Interests    Normal	    Capital      1st 5  There-
  	                       Operations  Transactions Years  after

	Managing G.P.:            0.007%	        30%        90%     50%

	Administrative G.P.:      0.003%	        30%         5%     20%

	Special Limited Partner:      0%	      .001%         0%      0%

 Investment Partnership:   99.99%     39.999%         5%     30%



26.  Management Agent:	Intervest Corporation

     Contact Person:	Rodney H. Dudley

    	Address:                     	5750 I-55 N. Frontage
                                  	P.O. Box 12791
                                 		Jackson, MS 39236
    	Telephone Number:	            (601) 956-6000

     Amount of Fees:	              $62.54/month per	occupied unit.
                                   Max. ann. compensation of
                                 		$36,023.04.

27.  Builder:	Intervest Construction

    	Address:	                     5750 I-55 N. Frontage
                                 		P.O. Box 12791
                                 		Jackson, MS 39236

    	Telephone Number:            	(601) 956-6000

     Amount of Compensation:	$307,315

     Builder's Profit:	$22,764

28.  Architect:	Marion M. Fox

     Address:                      	330 East Madison
                                  		P.O.Box 167
                                  		Houston, MS 38851
    	Phone:

     Amount of Fee:	$18,439




29.  Auditor and Tax Return Preparer:	  Grantham, Randall,
                                      		Arrington & Co.
                                      		6360 I-55 North
                                      		Suite 404, IBM Bldg.
                                      		Jackson, MS 39211

     	Contact:                         	Alan Arrington

     	Phone:                            (800) 870-1229

     	Fax:	                             (601) 957-8717

30.  Federal Taxpayer ID Number: 	______________

31.  Building Breakdown:
    	A. # of Units       	 48
    	B. # of Buildings    	13
    	C. BIN
cc:Boston Capital Communications Limited Partnership Accounting
Department

Exhibit B

Certificate of Operating Partnership,
Operating General Partner and Original Limited
Partner Re: Lack of Disqualifications

	The Operating Partnership, its Operating General Partner and its Original Limited Partner (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating
Partnership, (ii) any predecessor of the Operating Partnership,
(iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of the Operating General Partner, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

	(1) Has filed a registration statement which is the subject of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of any refusal order or stop order thereunder entered within five years prior to the date hereof;


	(2) Has been convicted of or pleaded nolo contendere to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

	(3) Is subject to (a) any administrative order, judgment or decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

	(4) Is subject to any pending proceeding in any jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

	(5) Is subject to any order, judgment or decree of any court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States
Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;

	(6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

	(7) Has, in any application for registration or in any report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

	(8) Has willfully violated any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of
1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

	(9) Has willfully aided, abetted, counseled, commanded, induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection
(8) hereof;

	(10) Has failed reasonably to supervise his agents, if he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection
(8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

	(11) Is subject to a currently effective state administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

	(12) Is insolvent, either in the sense that his liabilities exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

	(13) Is selling or has sold, or is offering or has offered for sale, in any state securities through any unregistered agent required to be registered under the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") or for any broker-dealer or issuer with knowledge that such broker-dealer or issuer had not or has not complied with the Pennsylvania Act.

	If the Operating Partnership is subject to the requirements of Section 12, 14 or 15(d) of the Securities Exchange Act of
1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).